Exhibit 99.(h)(7)(ii)

Schedule A

Dated April 30, 2014
To The
Expense Limitation Agreement
Dated April 29, 2012
Between
Touchstone Variable Trust and Touchstone Advisors, Inc.

Fund	Expenses Limit	Termination Date
Touchstone Baron Small Cap Growth Fund	1.31%	April 30, 2015
Touchstone Core Bond Fund	0.97%	April 30, 2015
Touchstone High Yield Fund	1.05%	April 30, 2015
Touchstone Large Cap Core Equity Fund	1.06%	April 30, 2015
Touchstone Mid Cap Growth Fund	1.21%	April 30, 2015
Touchstone Money Market Fund	0.75%	April 30, 2015
Touchstone Third Avenue Value Fund	1.32%	April 30, 2015
Touchstone Aggressive ETF Fund	0.75%	April 30, 2015
Touchstone Conservative ETF Fund	0.75%	April 30, 2015
Touchstone Moderate ETF Fund	0.75%	April 30, 2015

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE VARIABLE SERIES TRUST

By:
Terrie Wiedenheft

TOUCHSTONE ADVISORS, INC.

By:
Terrie Wiedenheft

By:
Tim Paulin

Signature Page – Schedule A to Expense Limitation Agreement